Weldotron Corporation

1532 South Washington Avenue
Piscataway, New Jersey 08855



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 5,1993


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WELDOTRON CORPORATION (hereinafter called the "Corporation") will be held at the offices of the Corporation, 1532 South Washington Avenue, Piscataway, New Jersey, 08855
 on Thursday, August 5, 1993 at 10:00 a.m. for the following purposes:


(1)     To elect one Director; and

(2) To transact such other business as may properly come before the meeting or an adjournment or adjournments thereof.


The Board of Directors has fixed the close of business on June 25, 1993 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the meeting or any adjournment or adjournments thereof.
The stock transfer books will not be closed.


A copy of the Corporation's Annual Report to Shareholders for the year ended February 28, 1993 is enclosed herewith.



SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, FOR WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.


                                           By Order of the Board of Directors

                                           /s/ ISIDORE SIEGEL
                                                              Secretary


June 29, 1993

                                                  PROXY STATEMENT

                                               WELDOTRON CORPORATION

                                          Annual Meeting Of Shareholders
                                                  August 5, 1993


                                              SOLICITATION OF PROXIES


The accompanying proxy is solicited by the Board of Directors of Weldotron Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held at the offices of the Corporation, 1532 South Washington Avenue, Piscataway, New Jersey, on Thursday, August 5, 1993 at 10:00 a.m. or at any adjournment or adjournments thereof. It is anticipated that the mailing of this Proxy Statement will commence on or about June 29, 1993.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the meeting by either (i) attending the meeting and voting in person; or (ii) giving written notice of revocation to Mr. Isidore Siegel, Secretary of the Corporation, at Weldotron Corporation, 1532 South Washington Avenue, Piscataway, New Jersey, 08855. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Corporation prior to the voting of the previously dated proxy.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by telephone or otherwise. The Corporation may reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

A proxy which is properly signed and not revoked will be voted in accordance with the instructions contained therein. If no instructions are given, the persons named in the proxy intend to vote for the nominees for election as Directors listed below.

If any such nominee should be unwilling or unable to serve (which is not anticipated) the persons named in the proxy will vote the proxy for a substitute nominee selected by them unless the number of Directors has been reduced to the number of nominees willing and able to serve.

The Board of Directors does not know of any matter other than the election of directors that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgement.

VOTING SECURITIES OUTSTANDING: QUORUM

Only shareholders of record at the close of business on June 25, 1993, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Corporation had outstanding 2,100,193 shares of common stock (the "Common Stock") which are the only securities of the Corporation entitled to vote at the meeting, each share being entitled to one vote. As of June 25, 1993, no person was known to the Corporation to be the beneficial owner of more than five per cent of the Common Stock except as indicated under the caption "Principal Holders of Voting Securities". There are no cumulative voting rights. The holders of a majority of the issued and outstanding shares of Common Stock on the record date must be present in person or by proxy to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting is necessary for the election of Directors.


ELECTION OF DIRECTORS

The Certificate of Incorporation of the Corporation provides for the division of the Board of Directors of the Corporation into three classes. The By-Laws of the Corporation provide that the Board of Directors may fix the number of Directors to be not less than three or not more than nine. The Board of Directors has decided that the number of Directors for the current fiscal year shall be fixed at seven. The term of one current Director will expire at the Annual Meeting and he is a nominee for a new three year term as a Director.
Five Directors will continue in office. Accordingly, one Directorship for a three year term, should be filled at the Annual Meeting.

Pursuant to the agreement whereby Martin Siegel agreed to purchase 270,000 shares of authorized but unissued shares from the Corporation, Mr. Siegel may name a designee who will be elected by the Board of Directors as a Director.
Mr. Siegel has not named his designee to date. When he does so, the Board will xpand its membership by one seat and elect such designee to the Board. Such designee will serve until the next Annual Meeting of the Shareholders. Except for the foregoing, the Board of Directors does not have any present intention to propose any further increase in the number of Directors prior to the next Annual Meeting of the Shareholders.

Following is the name, business experience during the past five years, age, other Directorships held by each continuing Director and each nominee for Director, and their respective security holding. The information concerning the Directors and their security holdings has been furnished by them to the Corporation.


                                                                                       First Year     Present
Nominee for a              Principal Occupation,                                       Elected        Term
Three Year Term            Employment, etc,                                            Director       Expires

Seymour G. Siegel          Retired Vice President, Finance of the Corporation          1960            1993
                           (since prior to 1988 to June 1990). Age: 69 years.



                                                                                      First Year       Present
                           Principal Occupation                                       Elected          Term
Continuing Directors       Employment, etc.                                           Director         Expires
Martin Siegel              Chairman of the Board of Directors of the Corporation      1958             1995
                           (since prior to 1988); President of the Corporation (since prior to June, 1988 and until March, 1993); Director of
                           New Brunswick Scientific Co., Inc. a manufacturer of
                           instruments and equipment for the life sciences and
                           biological products industry.  Age:  65 years.



Fred H. Rohn               General Partner, North American Venture Capital Funds       1992            1995
                           (since 1988), Retired Senior Partner, Touche Ross & Co.,
                           Certified Public Accountants (since prior to June 1988).
                           Age:  66 years.

George R. Beetle           Director, Planning and Program Development, Delaware        1992            1995
                           River Port Authority; President, George Beetle Co., an
                           engineering and design company (from before 1988 and
                           until August, 1991) Age: 53 years.

Isidore Siegel             Secretary of the Corporation, and General Counsel           1962            1994
                           (since July, 1990); Partner, Siegel & Godt, Attorneys
                           (since prior to 1988 through June 1990).
                           Age:  75 years.

Marvin D. Kantor           Chairman and CEO, Wendt-Bristol Health Care Services,       1992            1994
                           operators of health care delivery services (since prior to
                           June, 1988).  Age:  64 years.



Martin Siegel, Seymour G. Siegel and Isidore Siegel are brothers.

Martin Siegel and Isidore Siegel may each be deemed to be a "control person" of the Corporation, although they do not concede that such designation applies to them.


COMMITTEES

The Corporation has a Audit Committee of the Board of Directors, whose members are Marvin D. Kantor, Chairman, George R. Beetle and Seymour G. Siegel. The Committee held one meeting during the fiscal year ended February 28, 1993. The Audit Committee reviews and satisfies itself as to the adequacy of the structure of the Corporation's financial organization and that the financial and accounting policies of the Corporation are properly implemented. The Audit Committee reviews with the Corporation's outside auditors the scope of the audit prior to its commencement and the results of the audit prior to the publishing
of the Annual Report to Shareholders.   Specifically, the Audit Committee (a)
reviews the Corporation's accounting and financial policies and procedures with emphasis on any major changes during the year, (b) reviews the results of the audit for significant items and inquires as to whether the outside auditors are completely satisfied with the audit results, discussing any recommendations and comments the auditors may have, (c) inquires as to the adequacy of the internal audit functions and (d) ascertains the degree of cooperation of the Corporation's financial and accounting personnel with the outside auditors.

The Corporation has a Compensation Committee of the Board of Directors, whose current members are Fred H. Rohn, Chairman, Isidore Siegel and Marvin D. Kantor. The Committee held one meeting during the fiscal year ended February 28, 1993. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to ranges of compensation of all officers of the Corporation, with respect to incentive program payments, and with respect to the

Corporation's Employee Benefit Plans. The Committee also functions as the Stock Option Committee. (See Report of the Compensation Committee on Page 7).

There has been established, since the close of the last fiscal year, an Executive Committee whose current members are Fred H. Rohn, Chairman, and Messrs. Marvin D. Kantor and Isidore Siegel. The functions of the Executive Committee are acting for the Board of Directors when action is required between Board meetings, consulting with and advising management on certain important proposals and policy matters, reviewing and making recommendations with respect to financial policy, and monitoring management and Company performance with respect to matters of public responsibility and making recommendations thereon.

The Corporation has no nominating committee.

During the fiscal year ended February 28, 1993, the Board of Directors held 6 meetings. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee meeting was attended by all members of the Committee. Directors who are not officers or employees of the Corporation each receive $6,000 per annum plus a $500 attendance fee for each meeting of the Board of Directors or of any committee meeting attended. The Secretary receives an additional $6,000 per annum. Directors who are paid officers or employees of the Corporation receive no additional compensation for service on the Board of Directors or on any committee.

Mr. Seymour G. Siegel, who retired as an executive officer of the Corporation effective June 30, 1990, was employed pursuant to an employment agreement which provides for deferred compensation following retirement. Mr. Seymour Siegel was paid $50,000 as deferred compensation for the year ended February 28, 1993.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Holdings of Management

The following table sets forth as of June 21, 1993, information concerning the ownership of shares of Common Stock by each director or nominee of the Corporation individually and by all officers and directors of the Corporation as a group, and the percentage ownership of such outstanding Common Stock. Except for shares beneficially owned by spouses or other family members, such officers and Directors have sole voting power and sole investment power with respect to such shares.


                                                              Amount and Nature
                                                              of Beneficial
Name of Director or Nominee                                   Ownership of                   Percentage
or Identity of Group                                          Common Stock (1)               of Class


George R. Beetle                                                        100                         *
Marvin D. Kantor                                                          0                        0%
Fred H. Rohn                                                              0                        0%
Isidore Siegel                                                       87,342                     3.95%
Martin Siegel                                                       489,028                    22.17%
Seymour G. Siegel                                                    12,273                         *


All executive officers and directors, as a group (8 persons)                                        *

____________________________
* Less than one percent.



1) Includes the following shares subject to stock options granted under the Corporation's Stock Option Plans which are exercisable within sixty days: Martin Siegel, 70,750 shares; all other officers and directors as a group, 105,750 shares. Includes all shares owned by, and options in the name of, spouses.

Principal Holders of Voting Securities

The following table indicates the only persons known by the Board of Directors to be the beneficial owners of more than five percent of Common Stock as of June 21, 1993.




Name and Address of                                  Amount and Nature             Percentage
or Beneficial Owner                                  of Beneficial Ownership       of Class


Martin Siegel (1)                                          489,028                  22.17%
26 Egan Place
Englewood Cliffs, NJ 07632

Walter J. Schloss Associates (2)                           168,800                   8.03%
Walter J. Schloss & Edwin W. Schloss
52 Vanderbilt Avenue
New York, NY 10017

Dimensional Fund Advisers, Inc.(3)                         110,900                   5.28%
1299 South Ocean Avenue, Suite 650
Santa Monica, CA 90401

___________________________


(1) Based upon information contained in the named Shareholder's Schedule 13D dated April 19,1979, as amended by Amendment No. 2 dated June 1993, filed pursuant to the Securities Exchange Act of 1934.

(2) Based upon information contained in the named Shareholder's Schedule 13D dated October, 1990, as amended by Amendment No. 3 dated April 15, 1991, filed pursuant to the Securities Exchange Act of 1934, which Schedule 13D as amended also stated the named Shareholders had sole voting power with respect to 152,800 shares as follows: Associates-152,800 shares; Walter J. Schloss-10,000 shares and Edwin W. Schloss-6,000 shares and sole dispositive power with respect to 152,800 shares hereinabove set forth.

(3) Based upon information contained in the named Shareholder's Schedule 13G, as amended on February 28, 1988, filed pursuant to the Securities Exchange Act of 1934, which Schedule 13G also stated that the named Shareholder had sole voting power with respect to 66,000 shares and sole dispositive power with respect to 110,900 shares.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. The Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 4 were required for those persons, the Corporation believes that during the year ended February 28, 1993, all filing requirements applicable to its Reporting Persons were complied with on a timely basis.

EXECUTIVE COMPENSATION

The Securities and Exchange Commission has promulgated new rules significantly changing the disclosure requirements relating to executive compensation. Therefore, the following tables and narrative description of executive compensation is substantially different from that contained in the Company's prior proxy statements.

The following table shows, as to the Chief Executive Officer and each of the two other most highly compensated executive officers whose salary plus bonus exceeded $90,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended February 28, 1993, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).


SUMMARY COMPENSATION TABLE

                                                                        Other                     All
Name and                                                                Annual                    Other
Principal Position            FY           Salary        Bonus          Compensation(1)           Compensation


Martin Siegel                 1993         $193,060      --              $12,000                   $4,313
Chairman of the Board         1992          133,049      --               12,000                    4,260
                              1991          133,000      --               12,000                    2,920

David E. Friedrich            1993          101,332      --                  595                    1,491
President and CEO             1992               --      --                   --                        --

Albert W. Sanders             1993           90,480      --                  910                     2,932
Vice President/Controller     1992           90,480      --                  910                     2,901
                              1991           90,420      --                  910                     1,965


______________________________

(1)     Includes amounts paid for car allowances and housing allowance.

(2) Includes amount of Company matching contributions under the Company's 401(K) Plan, which may be subject to vesting requirements.

(3) The Company does not have any plan under which it issues restricted stock and does not otherwise issue such stock.

(4)     The Company has not granted any stock appreciation rights.

(5) The Company does not have any Long Term Incentive Plans as that term is defined in the regulations.


OPTION GRANTS IN LAST FISCAL YEAR
Weldotron Corporation Stock Option Plans


                                                                                        Potential Realizable
                           Individual Grants                                            Value at Assumed
                                                                                        Annual Rates of
                                             Percent of                                 Stock Price
                                             total options    Exercise                  Appreciation for
                           Options           granted to       Price      Expiration     Option Term
Name                       Granted           employees        ($/share)  Date           5%           10%


David E. Friedrich         50,000            100%             $2.50       6/30/02       $78,500      $199,000

(1) The Company has not granted any stock appreciation rights.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES



                        Number                              Total Number of             Total Value of Unexercised
                        of Shares                      Unexercised Options Held         In-the-Money Options Held
                        Acquired           Value            Fiscal Year End              at Fiscal Year End
Name                    on Exercise       Realized     Exercisable     Unexercisable    Exercisable       Unexercisable


Martin Siegel           - 0 -              - 0 -          70,000            0           None                --
David E. Friedrich      - 0 -              - 0 -               0       50,000            --               None
Albert Sanders          - 0 -              - 0 -          15,000            0           None                --


      (1)    The Company has not granted any stock appreciation rights.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The report of the Compensation Committee of the Board of Directors (the "Committee") and the performance graph on page 9 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee's compensation philosophy is based on the belief that a link should exist between executive compensation and the return on investment provided to stockholders as reflected by the appreciation in the price of the Company's stock. In applying this philosophy, the Committee is in the process of developing and implementing a compensation policy which seeks to attract and retain talented executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility.

In setting compensation for the Company's officers, the Committee believes that compensation should reflect going market rates for seasoned executives with the business experience and acumen necessary to develop and expand the Company and should provide such individuals with the opportunity to participate in the growth of the Company.

The Company's executive compensation is based on four components--salary, incentive bonus, equity-based incentives, and customary employee and executive benefits. In recent years the Company has not paid bonuses to its senior executives.

Compensation of the Chairman of the Board and CEO for Fiscal '93.

The salary of Mr. Martin Siegel, Chairman of the Board and CEO for Fiscal 1993 was based on his rights under his employment agreement entered into as of March 1, 1988, and extending to July 31, 1997, which is described elsewhere in this Proxy Statement under "Employment Contracts". The Contract provides for a minimum five percent increase above the prior year's salary or such greater increase as is recommended by the Committee. No such greater increase was recommended by the Committee for Fiscal Year '93.

Compensation of the President and Chief Operating Officer for Fiscal '93.

Mr. David E. Friedrich initially joined the Company as Chief Operating Officer on July 1, 1992. He was elected to the position of Chief Executive Officer on March 10, 1993, and assumed such duties without additional compensation.
(See "Employment Contracts" for additional information regarding his employment contract).

The Compensation Committee will evaluate the performance of the executive officers of the Company during the current fiscal year with particular reference to achieving a return to profitability for the Company and will make recommendations to the Board for adjustments in salary levels consistent with the level of improvement in the operations of the Company.

The Committee determines the number of options to be granted based on the relative seniority, experience and compensation levels of key employees who are recommended by management for option grants. The Committee also considers long-term incentives granted to senior executives in the machinery manufacturing industry.

The Committee believes it is important to give executives a reasonable salary commensurate with their position and opportunities for ownership and long-term capital appreciation via stock options so their interests will coincide with those of the Company's stockholders.

                                                       COMPENSATION COMMITTEE
                                                       /s/ Fred H. Rohn
                                                       /s/ Isidore Siegel
                                                       /s/ Marvin D. Kantor


June 1993

Compensation Committee Interlocks and Insider Participation

Isidore Siegel, Secretary and General Counsel to the Company is a Director and a member of the Compensation Committee. Isidore Siegel is a brother of Martin Siegel, Chairman of the Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATIONS AND CHANGE IN CONTROL AGREEMENTS

Martin Siegel is employed pursuant to an employment contract which expires on June 30, 1997. The Agreement provides for a base salary of $191,000 for fiscal year 1993 which base salary is subject to annual increases of at least 5% or a greater amount as determined by the Board of Directors. Upon Mr. Siegel's retirement or at the end of the employment period, the Corporation shall pay to him $80,000 per annum as deferred compensation. The employment agreement further provides that in the event of his death during the employment period, the annual salary in effect shall be paid for one year to his widow and thereafter additional monthly payments computed at the rate of one-half of such annual salary shall be paid to his widow for a period of forty-eight months.
In the event that there is no surviving widow, the then annual salary shall be paid to his surviving children in equal shares for a period of one year. In the event of certain changes in control of the Corporation, Mr. Siegel may, at his option, terminate the employment agreement. In this event, Mr. Siegel shall become a consultant to the Corporation, provide up to thirty (30) days consulting services per annum, and receive the total compensation which he would have been entitled to receive had he remained in the employ of the Corporation until June 30, 1997, but not to exceed $900,000. The Corporation pays the sum of $12,000 per annum to Mr. Siegel as an allowance for a local residence.

David E. Friedrich is employed pursuant to an Employment Agreement initially extending until June 30, 1993, with automatic renewal thereafter for additional one year periods. If at any time the agreement is terminated or not renewed, Mr. Friedrich will be paid an amount equal to one year's salary. The agreement also provides for the payment of six months salary if his employment is terminated by reason of death or disability. In the event of involuntary termination in connection with a "change in control", he will be entitled to be paid an amount equal to two years base salary.

The Corporation has entered into a Severance Pay Agreement, dated January 15, 1991, with Albert W. Sanders. The Agreement provides, in pertinent part, that in the event such officer is involuntarily terminated from the employ of the Corporation as a result of certain changes in control, the Corporation will pay such officer a sum equal to 200% of his then current annual base salary.

PERFORMANCE GRAPH

Assumes $100 invested on March 1, 1988. Assumes Dividend Reinvested. Fiscal Year Ending February 28, 1993

Comparison of 5 Year Cum. Total Return
Among Weldotron, AMEX, and Peer Group



Measurement Period                          Weldotron                  AMEX                      Peer
(Fiscal Year Covered)                       Corporation                Market Index              Group Index


Measurement Pt.-3/1/88                      $100                       $100                      $100

FYE 2/28/89                                 $109                       $111                      $142
FYE 2/28/90                                 $ 60                       $127                      $167
FYE 2/28/91                                 $ 55                       $129                      $175
FYE 2/29/92                                 $ 50                       $145                      $195
FYE 2/28/93                                 $ 38                       $149                      $200


The stock price performance shown on the graph is not necessarily indicative of future price performance. Peer Group is SIC Code Group 3569.


CERTAIN TRANSACTIONS

Following the close of the past fiscal year, on May 6, 1993, Martin Siegel, Chairman of the Board, agreed to purchase 270,000 shares of authorized but unissued shares of the Company at a price of $2.25 per share, that price being not less than the last sale price of the shares on the American Stock Exchange on that date. Mr. Siegel reserved the right to share the purchase with others and was granted the right to nominate an additional director after full payment for the purchased shares was made. On June 4, 1993, the purchase was completed and paid for with Mr. Siegel taking 225,556 shares for his own account and his brother, Isidore Siegel, Secretary of the Company, purchasing the balance of 44,444 shares.

ACCOUNTANTS AND AUDITORS

The Corporation's independent public accountants are Deloitte & Touche, with offices at Two Hilton Court, P. 0. Box 319, Parsippany, New Jersey 07054. Deloitte & Touche has been retained by the Corporation as independent public accountants for more than the past eight years, and the Corporation intends to continue such relationship for the current fiscal year. The selection of independent public accountants is made by the Board of Directors of the Corporation. It is anticipated that a representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders and that such representative will be afforded an opportunity to make a statement to the assembled Shareholders, if desired. Such representative will also be available to respond to appropriate questions during the meeting.

DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 1994 Annual Meeting must be received at the principal executive offices of Weldotron Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by March 1, 1994.

OTHER MATTERS

The management knows of no other business to come before the meeting, but if any other matters should properly come before the meeting or any adjournment or adjournments thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

                                           By Order of the Board of Directors
                                           /s/ Isidore Siegel
                                           Secretary
                                           Piscataway, New Jersey

June 29, 1993